UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2025

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $402.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2025, Scilex Holding Company (the “Company”) entered into a Non-Recourse Loan and Securities Pledge Agreement (the “Loan Agreement”) with The St. James Bank & Trust Company Ltd., a corporation existing under the laws of the Bahamas (the “Lender”), pursuant to which the Lender agreed to loan the Company an aggregate principal amount of up to $50 million in one or more tranches (the “Loan”). The timing and amount of any particular tranche of the Loan shall be determined at the sole discretion of the Lender and the Lender shall notify the Company in advance of its intention to fund a particular tranche.

The Loan will accrue interest at the rate of the 12-month Secured Overnight Financing Rate plus 2.0% per annum, with such interest due and payable on the earlier of Maturity Date and the date of an event of default. The “Maturity Date” of the Loan is the fourth anniversary of the closing date of the first tranche of the Loan and may be extended by up to 12 months at the request of the Company. The Company is also required to pay a fee of 0.25% of the principal amount of each tranche.

Pursuant to the terms of the Loan Agreement, the Company agreed to pledge approximately 39.2 million shares of common stock of Datavault AI Inc. currently held by Scilex (the “Pledged Securities”) in favor of the Lender as security for the Company’s satisfaction of its obligations thereunder. The Pledged Securities will be held in a securities account that the Company will open with the Lender.

The Loan Agreement contains certain events of default, including, without limitation: a decrease in the closing price of the Pledged Securities of more than 20%, provided that such decrease is not cured within three days by delivering additional securities into the securities account or depositing cash into a bank account with the Lender as security for the Loan; a decrease in the average trading volume of the Pledged Securities for any three consecutive trading days of more than 20% relative to the average trading volume of the 30 trading day period immediately preceding the closing of a tranche of the Loan; or the Pledged Securities are delisted from the national securities exchange on which they are currently listed. If an event of default occurs and is not cured within the specified cure period under the terms of the Loan Agreement, then the Lender has certain remedies under the Loan Agreement, in addition to any remedies provided at law or in equity, including, without limitation, the interest rate of the Loan will increase by an additional 5.0% per annum and the Loan Agreement will terminate automatically with the Lender entitled to foreclose upon or otherwise dispose of the Pledged Securities.

The Loan Agreement also contains positive and negative covenants, representations and warranties and indemnification provisions that are customary for transactions of this type.

The foregoing summary of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above relating to the Loan Agreement is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Non-Recourse Loan and Securities Pledge Agreement, dated December 1, 2025, by and between Scilex Holding Company and The St. James Bank & Trust Company Ltd.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Henry Ji
	Name:	Henry Ji
Date: December 5, 2025	Title:	Chief Executive Officer & President